                                                                      EXHIBIT 13


                 Annual Admin Charge Calculations
                 --------------------------------

                 AVG POLICY SIZE...    $40,000.00
                 CHARGE............    $30.00


                 30/40000*1000    =    $0.75

                     Hypothetical Unit Values
                 --------------------------------
                     31-Dec-01  7.179122458 a
                     31-Dec-02  5.491634136 b

                   STRATEGIC PARTNERS SELECT
                    1.52%               STOCK
                --------------------------------

   1 YEAR % OF RETURN               -23.51% c  = (b-a)/a
   ERV (ENDING REDEEMABLE VALUE)    764.95  d  = (c*1000)+1000
   ANNUAL ADMIN CHARGE                0.75  e  = Annual Admin Charge
   GMIB CHARGE                        0.00  f  = IF (c < = 0.05, (((1000*0.05)+1000)*0.0045),
                                                 d*(0.0045*(12)))
   EARNING APPRECIATOR CHARGE         0.00  g  = d*0.0030
   INCOME APPRECIATOR CHARGE          0.00  h  = d*0.0025
   Less Admin, GMIB, EAPP, IAB      764.20  i  = d-e-f-g-h
   ROR BEFORE LOAD                  -23.58%    = (i/1000)-1